EXHIBIT A

                        DIRECTORS AND EXECUTIVE OFFICERS

The names of the President, the Fellows and the executive officers of Harvard and their business addresses and present principal occupation or employment are set forth below. If no business address is given, the business address of such director or executive officer is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

          PRESIDENT, FELLOWS AND EXECUTIVE OFFICERS OF HARVARD COLLEGE

          Name                                       Office/Position
          ----                                       ---------------
          Lawrence H. Summers                        President
          D. Ronald Daniel                           Treasurer
          Mark Goodheart                             Secretary
          Hanna H. Gray                              Fellow
          Conrad K. Harper                           Fellow
          James R. Houghton                          Fellow
          Robert E. Rubin                            Fellow
          Robert D. Reischauer                       Fellow










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